Exhibit 99.03

Southern Company
Significant Factors Impacting EPS

	Three Months Ended March
	2010	2009	Change

Consolidated Earnings Per Share–
As Reported (See Notes)	$0.60	$0.16	$0.44
Significant Factors:
Traditional Operating Companies			0.23
Southern Power			(0.02)
Parent Company and Other			0.26
Additional Shares			(0.03)
Total–As Reported			$0.44

	Three Months Ended March
	2010	2009	Change

Consolidated Earnings Per Share–
Excluding Items (See Notes)	$0.60	$0.42	$0.18
Total–As Reported			0.44
MC Asset Recovery Litigation Settlement			(0.26)
Total–Excluding Items			$0.18

Notes
- For the three months ended March 31, 2010 and 2009, diluted earnings per share are not more than 1 cent per share and are not material.

- The charge related to Southern Company's MC Asset Recovery litigation settlement significantly impacted the presentation of earnings and earnings per share for the three months ended March 31, 2009, and significant charges related to the Mirant spin-off are not expected to occur in the future.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.